As filed with the U.S. Securities and Exchange Commission on March 2, 2026
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
Zoom Communications, Inc.
(Exact name of Registrant as specified in its charter)

Delaware	61-1648780
(State or other jurisdiction of Incorporation or organization)	(I.R.S. Employer Identification No.)

55 Almaden Blvd, 6th Floor
San Jose, California 95113
(888) 799-9666
(Address of principal executive offices) (Zip code)

Zoom Communications, Inc. 2019 Equity Incentive Plan
Zoom Communications, Inc. 2019 Employee Stock Purchase Plan
(Full titles of the plans)
_____________________________________

Eric S. Yuan
President and Chief Executive Officer
Zoom Communications, Inc.
55 Almaden Blvd, 6th Floor
San Jose, California 95113
(888) 799-9666
(Name and address of agent for service) (Telephone number, including area code, of agent for service)

Copies to:

Jon C. Avina Julia R. Boesch Cooley LLP 3175 Hanover Street Palo Alto, California 94304 (650) 843-5000	Aparna Bawa Chief Operating Officer 55 Almaden Blvd, 6th Floor San Jose, CA 95113 (888) 799-9666
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	Accelerated filer
Non-accelerated filer	Smaller reporting company
Emerging growth company
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.

EXPLANATORY NOTE

Zoom Communications, Inc. (the “Registrant”) is filing this Registration Statement with the Securities and Exchange Commission (the “Commission”) to register (i) 14,776,370 additional shares of its Class A common stock under its 2019 Equity Incentive Plan (the "2019 Plan"), pursuant to the provisions of the 2019 Plan providing for an automatic increase in the number of shares Class A common stock reserved and available for issuance under the 2019 Plan on February 1, 2026 and (ii) 2,955,274 additional shares of its Class A common stock under its 2019 Employee Stock Purchase Plan (the "2019 ESPP"), pursuant to the provisions of 2019 ESPP providing for an automatic increase in the number of shares of Class A common stock reserved and available for issuance under the 2019 ESPP on February 1, 2026. In accordance with the instructional note to Part I of Form S-8 as promulgated by the Commission, the information specified by Part I of the Form S-8 has been omitted from this Registration Statement.
Pursuant to General Instruction E of Form S-8, the contents of the Registration Statements on Form S-8 filed with the Commission on April 23, 2019 (File No. 333-230997), March 20, 2020 (File No. 333-237348), March 18, 2021 (File No. 333-254444), March 8, 2022 (File No. 333-263354), March 3, 2023 (File No. 333-270264), March 4, 2024 (File No. 333-277614) and February 28, 2025 (File No. 333-285440) are hereby incorporated by reference in this Registration Statement to the extent not replaced hereby.

PART II
ITEM 3.    INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE
The following documents filed by the Registrant with the Commission are incorporated by reference into this Registration Statement:
(i) The Registrant’s Annual Report on Form 10-K for the fiscal year ended January 31, 2026 filed on February 27, 2026 (the "Annual Report"), which contains audited financial statements for the Registrant’s latest fiscal year, including the information to be incorporated by reference into the Annual Report from the Registrant’s definitive proxy statement on Schedule 14A, to be filed with the Commission.
(ii) The description of the Registrant’s Class A Common Stock which is contained in a registration statement on Form 8-A filed on April 8, 2019 (File No. 001-38865) under the Exchange Act of 1934, as amended (the “Exchange Act”), including any amendment or report filed for the purpose of updating such description, including Exhibit 4.2 to the Registrant's Annual Report.
(iii) All other reports and documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act (other than Current Reports furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits furnished on such form that relate to such items) on or after the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part of this Registration Statement from the date of the filing of such reports and documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document that also is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 8.    EXHIBITS

		Incorporated by Reference
Exhibit Number	Description	Form	File Number	Exhibit	Filing Date
4.1	Amended and Restated Certificate of Incorporation of Zoom Video Communications, Inc.	8-K	001-38865	3.1	April 23, 2019
4.2	Certificate of Amendment to Certificate of Incorporation of Zoom Communications, Inc.	8-K	001-38865	3.1	November 25, 2024
4.3	Amended and Restated Bylaws of Zoom Communications, Inc.	8-K	001-38865	3.2	November 25, 2024
4.4	Form of Class A common stock certificate of the Registrant.	S-1/A	333-230444	4.1	April 8, 2019
5.1*	Opinion of Cooley LLP.
23.1*	Consent of Cooley LLP (included in Exhibit 5.1).
23.2*	Consent of KPMG LLP, Independent Registered Public Accounting Firm.
24.1*	Power of Attorney (included on the signature page of this Form S-8).
99.1	Zoom Communications, Inc. 2019 Equity Incentive Plan, as amended, and forms of agreements thereunder.	10-K	001-38865	10.2	February 28, 2025
99.2	Zoom Communications, Inc. 2019 Employee Stock Purchase Plan.	10-K	001-38865	10.6	February 28, 2025
107*	Filing Fee Table

* Filed herewith

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Jose, State of California, on this 2nd day of March, 2026.

ZOOM COMMUNICATIONS, INC.

By:	/s/ Eric S. Yuan
Eric S. Yuan
President and Chief Executive Officer
(Principal Executive Officer)

POWER OF ATTORNEY
Know All Persons By These Presents, that each person whose signature appears below constitutes and appoints Eric S. Yuan, Michelle Chang and Aparna Bawa, and each of them, as his or her true and lawful attorneys-in-fact and agents, each with the full power of substitution, for him or her and in their name, place or stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or his, her or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Eric S. Yuan	President, Chief Executive Officer and Director (Principal Executive Officer)	March 2, 2026
Eric S. Yuan

/s/ Michelle Chang	Chief Financial Officer (Principal Financial Officer)	March 2, 2026
Michelle Chang

/s/ Kimberly McGarry	Chief Accounting Officer (Principal Accounting Officer)	March 2, 2026
Kimberly McGarry

/s/ Jonathan Chadwick	Director	March 2, 2026
Jonathan Chadwick

/s/ Mike Fenger	Director	March 2, 2026
Mike Fenger

/s/ Cindy L. Hoots	Director	March 2, 2026
Cindy L. Hoots

/s/ William R. McDermott	Director	March 2, 2026
William R. McDermott

/s/ Herbert Raymond McMaster	Director	March 2, 2026
Herbert Raymond McMaster

/s/ Dan Scheinman	Director	March 2, 2026
Dan Scheinman

/s/ Santiago Subotovsky	Director	March 2, 2026
Santiago Subotovsky